                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:
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[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

                              WACHOVIA CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                              SUNTRUST BANKS, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1) Title of each class of securities to which transaction applies:

________________________________________________________________________________

   2) Aggregate number of securities to which transaction applies:

________________________________________________________________________________

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________

   4) Proposed maximum aggregate value of transaction:

________________________________________________________________________________

   5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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   4) Date Filed:

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The following is an advertisement which ran in The Wall Street Journal today.

WACHOVIA SHAREHOLDERS:

A vote against the

First Union merger is a

win-win-win.

On July 20, 2001, the North Carolina Business Court found that Wachovia's Directors violated their fiduciary duties to you by permitting First Union to include a coercive non-termination provision in the merger agreement. This provision was thrown out by the Court, freeing Wachovia to negotiate a sale to any party the day shareholders reject the First Union merger.

It is evident to us that, one way or another, Wachovia will be sold. So don't cut the process short on August 3rd. As we see it, voting down the First Union merger is a pure "win-win-win" situation which preserves all your choices - and your opportunity to receive maximum value for your Wachovia shares:

Wachovia is sold to SunTrust at a price approximately $915 million higher than First Union's price.
Wachovia is sold to First Union at a renegotiated higher price.
Wachovia is sold to another major financial institution paying more than either SunTrust or First Union.

To protect the value of your investment, vote AGAINST the First Union merger.

Please sign, date and return the BLUE proxy card today.

If you have questions or need assistance voting your shares, please call INNISFREE M&A Incorporated toll-free at 877-750-9501.

[SUNTRUST LOGO]

www.suntrustwachoviaproposal.com  •  1-800-480-5772

Note: Based on July 26, 2001 closing prices, SunTrust's merger proposal represents an aggregate premium to Wachovia shareholders of approximately $915 million over the implied value of the proposed First Union merger.

On May 14, 2001, SunTrust delivered a merger proposal to the Board of Directors of Wachovia. Subject to future developments, SunTrust intends to file with the SEC a registration statement at a date or dates subsequent hereto to register the SunTrust shares to be issued in its proposed merger with Wachovia. Investors and security holders are urged to read the registration statement (when available) and any other relevant documents filed or to be filed with the SEC, as well as any amendments or supplements to those documents, because they contain (or will contain) important information. Investors and security holders may obtain a free copy of the registration statement (when available) and such other documents at the SEC's Internet Web site at www.sec.gov. The registration statement (when available) and such other documents may also be obtained free of charge from SunTrust by directing such request to: SunTrust Banks, Inc., 303 Peachtree Street, N.E., Atlanta, GA 30308, Attention: Gary Peacock (404-230-5392).